                                                                     Exhibit (n)

                              EXCELSIOR FUNDS, INC.
                                 (the "Company")

         AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION
                                       OF
                              A MULTI-CLASS SYSTEM

                                 I. INTRODUCTION

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 19, 1995, the Board of Directors of the Company initially authorized the Company to operate a multi-class distribution structure in compliance with Rule 18f-3. This Plan is amended and restated effective as of November 16, 2000 and July 30, 2004.

                            II. ATTRIBUTES OF CLASSES

A.   Generally

          The Company is authorized to offer two classes of shares - Shares and Institutional Shares - in each of the Money, Government Money, International, Treasury Money, Energy and Natural Resources, Pacific/Asia and Short-Term Government Securities Funds; the Company is authorized to offer three classes of shares - Shares, Institutional Shares and Retirement Shares ("R Shares") - in the Managed Income and Small Cap Funds; the Company is authorized to offer three classes of shares - Shares, Institutional Shares and Advisor Shares - in the Blended Equity and Intermediate-Term Managed Income Funds; the Company is authorized to offer three classes of shares - Shares, Advisor Shares and R Shares - in the Large Cap Growth Fund; the Company is authorized to offer four classes of shares - Shares, Institutional Shares, Advisor Shares and R Shares - in the Value and Restructuring Fund; and the Company is authorized to offer one class of shares - Shares - for the Real Estate and Emerging Markets Funds (each, a "Fund" and, collectively, the "Funds").

          In general, shares of each class shall initially be identical except for different expense variables (which will result in different total returns for each class), certain related rights and certain shareholder services. More particularly, the Shares, Institutional Shares, Advisor Shares and R Shares of a Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to a Distribution Plan adopted for such class, and (ii) other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the non-interested directors; (b) the fact that (i) each class shall vote separately on any matter submitted to shareholders that pertains to a Distribution Plan adopted for such class and (ii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by such class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of the Funds; and (e) the different shareholder services relating to each class of shares.

B.   Shareholder Servicing Arrangements

     1.   Shares

          Shares of a Fund shall initially be available for purchase directly by individuals or by institutions. Shares of a Fund shall be offered without a sales charge.

          Shares of a Fund shall initially be subject to a fee payable to United States Trust Company of New York, U.S. Trust Company, N.A., their affiliates and correspondent banks, and other institutions (collectively, "Shareholder Organizations") pursuant to the Administrative Services Plan ("Services Plan") adopted for that class which shall not exceed .25% (on an annual basis), of the average daily net asset value of a Fund's Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Services Plan adopted for the class may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

     2.   Institutional Shares

          Institutional Shares of a Fund shall initially be available for purchase directly by institutions. Institutional Shares of a Fund shall be offered without a sales charge.

          Institutional Shares of a Fund shall initially be subject to a fee payable to Shareholder Organizations pursuant to the Services Plan adopted for that class which shall not exceed .15% (.25% with respect to the Value and Restructuring Fund) (on an annual basis) of the average daily net asset value of the Fund's Institutional Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Services Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

     3.   Advisor Shares

          Advisor Shares of a Fund shall initially be available for purchase by financial intermediaries, such as financial planners and investment advisers, to participants in employer-sponsored contribution plans and to investors maintaining certain qualified accounts at financial institutions and certain other institutional investors. Advisor Shares of a Fund shall be offered without a sales charge.

          Advisor Shares shall be subject to a fee payable pursuant to a Distribution Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's outstanding Advisor Shares. Payments under the Distribution Plan will be used to compensate the Company's distributor for its services which are intended to result in the sale of Advisor Shares.

          Advisor Shares of a Fund shall initially be subject to a fee payable to Shareholder Organizations pursuant to the Services Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's Advisor Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Services Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

          R Shares

          R Shares of a Fund shall be available for purchase by 401(k) plans. R Shares of a Fund shall be offered without a sales charge.

          R Shares shall be subject to a fee payable pursuant to the Distribution Plan adopted for that class at the annual rate of 0.50% of the average daily net assets, limited to actual costs incurred, of such shares. Payments under the Distribution Plan will be used to reimburse the Trust's distributor for costs and expenses incurred in providing services relating to the offering and the sale of R Shares.

          R Shares of a Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such R Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's R Shares held by customers of 401(k) plans that have entered into agreements with the Trust pursuant to such Plan.

          Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem R Shares; and (iii) providing periodic statements.

C.   Shareholder Services

     1.   Exchange Privileges

          a.   Shares

          Investors shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Shares in a Fund for: (i) Shares of another investment portfolio offered by the Company; (ii) Shares of any investment portfolio offered by Excelsior Tax-Exempt Funds, Inc.; and (iii) Shares of any investment portfolio offered by Excelsior Funds Trust, provided that such other shares may legally be sold in the state of the investor's residence.

          b.   Institutional Shares

          Holders of Institutional Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Institutional Shares in a Fund for Institutional Shares of any portfolio of the Company or for Institutional Shares of any investment portfolio offered by Excelsior Funds Trust, provided that such other shares may legally be sold in the state of the investor's residence.

          c.   Advisor Shares

          Holders of Advisor Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Advisor Shares in a Fund for Shares of the Blended Equity, Large Cap Growth, Value and Restructuring and Intermediate-Term Managed Income Funds provided that such other shares may legally be sold in the state of the investor's residence.

          d.   R Shares

          Holders of R Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their R Shares for R Shares of any portfolio of the Company or Excelsior Funds Trust.

     2.   Automatic Investment Program

          a.   Shares

          The Company shall initially offer an automatic investment program whereby, in general, an investor may arrange to have Shares purchased automatically by authorizing the Company's transfer agent to withdraw funds from the investor's bank account.

     3.   Systematic Withdrawal Plan

          a.   Shares

          The Company shall initially offer a systematic withdrawal plan whereby, in general, an investor may arrange to have Shares redeemed automatically.

D.   Methodology for Allocation Expenses Between Classes

          Class-specific expenses of a Fund shall be allocated to the specific class of shares of the Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with paragraph (c) of Rule 18f-3.